Exhibit 23.2

Consent of Independent Auditors

QR Energy, LP

Houston, TX

We hereby consent to the incorporation by reference in the Registration Statement of QR Energy, LP (the “Partnership”) on Form S-8 (No. 333-171333) and on Form S-3 (No. 333-181820), of our report dated January 9,  2013, relating to the statement of revenues and direct operating expenses of the East Texas Oil Field Properties for the year ended December 31, 2011, which appears in this Form 8-K/A.

/s/ BDO USA, LLP

Houston, TX

January 9,  2013